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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



     Date of Report (Date of earliest event reported) ----- May 20, 1996


                                BEC GROUP, INC.
                                ---------------
               (Exact name of Registrant as specified in charter)


        Delaware                     1-14360                     13-3868804
(State of Incorporation)       (Commission File No.)      (IRS Employer Id. No.)


Suite B-302, 555 Theodore Fremd Avenue, Rye, New York              10580
- -----------------------------------------------------              -----
    (Address of Principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code:         (914) 967-9400
                                                        ---------------------


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       (Former name or former address, if changed since last report.)

                                  Page 1 of 9.
                           Exhibit Index  at page 4.

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ITEM 5.  OTHER EVENTS.


On May 20, 1996, BEC Group, Inc. ("BEC") announced that it had made a formal offer to acquire ILC Technologies, Inc. ("ILC"). In a letter addressed to the Board of Directors of ILC, BEC proposed a merger of the two companies through a pooling transaction, pursuant to which ILC stockholders would receive two shares of BEC common stock for each share of ILC common stock issued and outstanding. Under the proposed transaction, outstanding ILC stock options would be exchanged for BEC options and BEC would be responsible for the costs of ILC's legal and financial advisors incurred in connection with the transaction. BEC would be the surviving entity. The offer was conditioned on negotiation and execution of a mutually satisfactory definitive agreement, a proposed draft of which was presented with BEC's offer, and consummation of the transaction would be subject to the approval of both ILC's and BEC's stockholders.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.


         (C)     EXHIBITS.  The following exhibits are filed herewith:


         99.1 Press Release, dated May 20, 1996, announcing offer of BEC Group, Inc. to Board of Directors of ILC Technologies, Inc.


         99.2 Offer letter sent by BEC Group, Inc. to Board of Directors of ILC Technologies, Inc. on May 15, 1996.





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                                BEC GROUP, INC.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        BEC GROUP, INC.



                                        By:  /s/ Ian Ashken
                                             -----------------------
                                             Ian Ashken
                                             Chief Financial Officer


DATE:    MAY 20, 1996





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                                 EXHIBIT INDEX


NUMBER                              EXHIBIT                             PAGE NO.
- ------                              -------                             --------

99.1         Press Release, dated May 20, 1996, announcing offer of BEC
             Group, Inc. to Board of Directors of ILC Technologies,        5
             Inc.

99.2         Offer letter sent by BEC Group, Inc. to Board of Directors
             of ILC Technologies, Inc. on May 15, 1996                     7





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